Exhibit 99

MEREDITH REPORTS RECORD FISCAL 2017 REVENUE AND EARNINGS
Robust Digital and Political Advertising Revenues Drive Performance
Strong Cash Flow Fuels Ongoing Execution of Total Shareholder Return Strategy

DES MOINES, IA (July 27, 2017) — Meredith Corporation (NYSE:MDP; meredith.com) — the leading media and marketing company with local television brands in large, fast-growing markets and national brands serving more than 110 million American women every month — reported today record fiscal 2017 full year and fourth quarter results.

“We delivered record revenue and profit in fiscal 2017 as we continue to aggressively execute our multi-platform growth strategies, including rapid expansion of our highly profitable digital activities,” said Meredith Chairman and CEO Stephen M. Lacy. “Additionally, we delivered strong cash flow and higher profit margins. This enabled us to continue successful execution of our Total Shareholder Return (TSR) strategy.”

Fiscal 2017 financial highlights, compared to the prior year, included:

•	Earnings per share were $4.16, compared to $0.75.

•	Excluding special items in both periods, earnings per share grew to $4.00, an increase of more than 20 percent. (See Tables 1-5 for supplemental disclosures regarding non-GAAP financial measures.)

•	Operating profit margin grew to 18 percent.

•	Total Company revenues grew 4 percent to a record $1.7 billion, and total advertising revenues grew 2 percent to $934 million.

“We expanded our audience across media platforms and launched new products to strengthen our competitive position with Millennial consumers and advertisers wanting to reach them,” said Meredith President and COO Tom Harty. “We continued to deliver double-digit gains in digital advertising revenue, which offset print declines on a comparable basis. Additionally, we generated a record $63 million of political advertising revenues and increased net retransmission contribution.”

Fiscal 2017 fourth quarter earnings per share were $0.95, compared to a loss of $2.03 per share in the prior-year period. Excluding special items in both periods, earnings per share were $1.07, compared to $1.08 in the prior-year period. Fourth quarter fiscal 2017 total Company revenues increased to $445 million.

FISCAL 2017 FULL-YEAR REVIEW
Meredith continued to aggressively execute a series of well-defined strategic initiatives in fiscal 2017 to generate growth in revenue and operating profit, and increase shareholder value over time. These included:

•
Increasing Meredith’s powerful consumer connection - Consumer engagement expanded across Meredith’s media platforms, including magazine readership, digital and mobile traffic and sales of branded product at retail.

•
Rapidly growing digital, mobile, video and social platforms - Total Company digital advertising revenues grew 20 percent. National Media Group digital advertising increased more than 20 percent and represented more than 30 percent of its total advertising. Local Media Group digital advertising rose more than 15 percent. Traffic across Meredith’s digital properties averaged 86 million unique visitors per month, an increase of 8 percent over the prior year.

•
Generating record political advertising revenues - Meredith’s television stations generated $63 million of political advertising revenues, an increase of 43 percent compared to the fiscal 2015 election cycle.

•	Expanding Meredith’s media portfolio:

◦
In its Local Media Group, Meredith acquired Peachtree TV (WPCH) in Atlanta, the nation’s 10th largest market. With WPCH, Meredith created its fifth owned-and-operated duopoly. To further strengthen its competitive position, Meredith added newscasts in Atlanta, Phoenix, Portland, Nashville, Greenville and Flint/Saginaw.

◦
In its National Media Group, Meredith launched The Magnolia Journal, an extension of Joanna and Chip Gaines’ popular Magnolia brand. It quickly became the strongest-selling newsstand title in Meredith’s recent history and is currently selling more than 900,000 copies of each issue.

•	Successful renewal of key strategic agreements:

◦
In its Local Media Group, Meredith renewed its CBS affiliation agreements for its stations in Atlanta, Phoenix, Kansas City and Flint/Saginaw into fiscal 2021. It also extended its FOX agreements in Portland, Las Vegas, Greenville, Mobile and Springfield into fiscal 2019.

◦
In its National Media Group, Meredith renewed its licensing program with Walmart. This program features more than 3,000 SKUs of Better Homes & Gardens branded products at 5,000 Walmart stores and on walmart.com. In addition, Meredith launched several new brand licensing programs, including a very well-received EatingWell line of frozen entrées and a Shape line of apparel for women.

•
Successful execution of its TSR strategy - Meredith generated TSR of 18 percent in Fiscal 2017. Meredith increased its dividend by 5.1 percent to $2.08 per share on an annualized basis, its 24th consecutive year of dividend growth. The dividend is currently yielding approximately 3.5 percent.

OPERATING GROUP DETAIL

LOCAL MEDIA GROUP

Meredith’s Local Media Group includes 17 television stations reaching 11 percent of households. Meredith’s portfolio is concentrated in large, fast-growing markets, including seven stations in the nation’s Top 25 markets and 13 in the Top 50. Meredith’s stations produce 700 hours of highly profitable local news and entertainment content each week. Meredith expects to continue to grow its Local Media Group organically and through strategic acquisitions.

Fiscal 2017 Local Media Group operating profit grew 36 percent to $215 million and EBITDA increased 27 percent to $250 million, compared to the prior year. Revenues increased 15 percent to $630 million. All represented record highs. (See Tables 1-5 for supplemental disclosures regarding non-GAAP financial measures.)

Looking more closely at fiscal 2017 performance compared to the prior year:

•	Total advertising revenues grew 7 percent to a record $414 million, driven by strong demand for political advertising.

•	Political advertising revenues were $63 million, with Meredith generating significant revenues from stations in the Las Vegas, St. Louis, Phoenix, Kansas City and Atlanta markets.

•
Non-political advertising revenues were $352 million, compared to $374 million, due primarily to political advertising displacement, the Super Bowl moving to FOX from CBS and the Summer Olympic games on NBC.

•	Digital advertising revenues grew more than 15 percent. Meredith relaunched all of the mobile news, weather and traffic apps across its station group, yielding record app opens and unique page views.

•
Other revenues and operating expenses increased, primarily due to growth in retransmission revenues from cable and satellite television operators, partially offset by higher programming fees paid to affiliated networks.

Turning to ratings, Meredith delivered strong performance during the May rating period. Meredith stations in 10 of its 12 markets ranked No. 1 or No. 2 in morning or late news, and Meredith stations in six of its markets were No. 1 or No. 2 from sign-on to sign-off.

Fiscal 2017 fourth quarter Local Media Group operating profit grew 9 percent to $46 million and EBITDA grew 6 percent to $55 million, compared to the prior-year period. Revenues increased 8 percent to $152 million.

NATIONAL MEDIA GROUP

Meredith’s National Media Group reaches more than 110 million unduplicated American women every month, including more than 70 percent of U.S. Millennial women. Meredith is a leader in creating content across media platforms and life stages in key consumer interest areas such as food, home, parenting and lifestyle. It also features robust brand licensing activities and innovative business-to-business marketing solutions provided by Meredith Xcelerated Marketing. Meredith expects to continue to grow its National Media Group organically and through strategic acquisitions.

Fiscal 2017 National Media Group operating profit was $147 million, compared to a loss of $18 million in the prior year. Excluding special items in both years, operating profit was $142 million, compared to $150 million. Revenues were $1.1 billion. (See Tables 1-5 for supplemental disclosures regarding non-GAAP financial measures.)

Looking more closely at fiscal 2017 performance compared to the prior year:

•	Total advertising revenues were $520 million, off 1 percent, but up slightly on a comparable basis, which excludes MORE and Siempre Mujer magazines.

•
Digital advertising revenue grew more than 20 percent, and accounted for more than 30 percent of total National Media Group advertising revenues. Growth was led by highly profitable native, engagement-based video, and programmatic advertising, along with shopper marketing.

•
Meredith’s share of total magazine advertising revenues increased to 13.3 percent from 12.0 percent, according to the most recent data from Publishers Information Bureau. The Better Homes & Gardens, Family Circle, Martha Stewart and Midwest Living brands were particularly strong, while the food, media and entertainment, household supplies and beauty advertising categories were growth leaders.

•	Circulation revenues were $322 million, off 2 percent, but flat on a comparable basis.

•	Expenses declined 16 percent, and were down 1 percent excluding special items in both periods as Meredith continued to pursue operational efficiencies.

Fiscal 2017 fourth quarter National Media Group operating profit was $34 million, compared to a loss of $109 million in the prior-year period. Excluding special items in both periods, fiscal 2017 fourth quarter operating profit was $43 million compared to $52 million. Total revenues were $293 million and advertising revenues were $135 million.

OTHER FINANCIAL INFORMATION

Cash flow from operations was $219 million. Total debt was $698 million and the weighted average interest rate was 2.8 percent, with $350 million effectively fixed at low rates. Meredith’s debt-to-EBITDA ratio for the trailing 12 months was 1.9 to 1 (as defined in Meredith’s credit agreements). All metrics are as of June 30, 2017.

Meredith continues to focus on its successful TSR strategy. Key elements include:

•
Ongoing dividend increases - Meredith raised its regular stock dividend by 5.1 percent to $2.08 on an annualized basis in January 2017. This marked the 24th straight year of dividend increases for Meredith, which has paid an annual dividend for 70 consecutive years.

•
Strategic investments to scale the business and increase shareholder value - Meredith has invested approximately $1 billion to acquire leading broadcast, digital and print properties in the last several years.

•	Share repurchases - Meredith’s ongoing share repurchase program has $68 million remaining under current authorizations as of June 30, 2017.

All earnings-per-share figures in the text of this release are diluted. Both basic and diluted earnings per share can be found in the attached Condensed Consolidated Statements of Earnings. All fiscal 2017 full year and fourth-quarter comparisons are against the comparable prior-year period unless otherwise stated.

OUTLOOK

Meredith expects full year fiscal 2018 earnings per share to range from $3.20 to $3.50. Meredith will be cycling against a record $63 million (or $0.85 per share) in political advertising revenues recorded by its Local Media Group in fiscal 2017.

Looking more closely at the first quarter of fiscal 2018 compared to the prior-year quarter, Meredith expects:

•	Total Company revenues to be flat to up slightly.

•	National Media Group revenues to be flat to up slightly.

•	Local Media Group revenues to be flat to down slightly.

•
Meredith expects fiscal 2018 first quarter earnings per share to range from $0.60 to $0.65. Meredith will be cycling against $16 million (or $0.22 per share) in political advertising revenues recorded in the prior-year period.

CONFERENCE CALL WEBCAST

Meredith will host a conference call on July 27, 2017, at 8:30 a.m. EDT to discuss fiscal 2017 and fourth quarter results. A live webcast will be accessible to the public on the Company’s website, meredith.com, and a replay will be available for two weeks. A transcript will be available within 48 hours of the call at meredith.com.

RATIONALE FOR USE AND ACCESS TO NON-GAAP RESULTS

Management uses and presents GAAP and non-GAAP results to evaluate and communicate its performance. Non-GAAP measures should not be construed as alternatives to GAAP measures. EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin are common supplemental measures of performance used by investors and financial analysts. Management believes that EBITDA provides an additional analytical tool to clarify the Company’s results from core operations and delineate underlying trends. Management does not use EBITDA as a measure of liquidity or funds available for management’s discretionary use because it includes certain contractual and non-discretionary expenditures. Adjusted EBITDA is defined as EBITDA before special items.

Results excluding special items are supplemental non-GAAP financial measures. While these adjusted results are not a substitute for reported results under GAAP, management believes this information is useful as an aid in further understanding Meredith’s current performance, performance trends and financial condition. Reconciliations of non-GAAP to GAAP measures are attached to this press release and available at meredith.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release contains certain forward-looking statements that are subject to risks and uncertainties. These statements are based on management’s current knowledge and estimates of factors affecting the Company and its operations. Statements in this release that are forward-looking include, but are not limited to, the Company’s revenue and earnings-per-share outlook for first quarter and full-year fiscal 2018.

Actual results may differ materially from those currently anticipated. Factors that could adversely affect future results include, but are not limited to, downturns in national and/or local economies; a softening of the domestic advertising market; world, national or local events that could disrupt broadcast television; increased consolidation among major advertisers or other events depressing the level of advertising spending; the unexpected loss or insolvency of one or more major clients or vendors; the integration of acquired businesses; changes in consumer reading, purchasing and/or television viewing patterns; increases in paper, postage, printing, syndicated programming or other costs; changes in television network affiliation agreements; technological developments affecting products or methods of distribution; changes in government regulations affecting the Company’s industries; increases in interest rates; and the consequences of acquisitions and/or dispositions. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

ABOUT MEREDITH CORPORATION

Meredith Corporation (NYSE: MDP; meredith.com) has been committed to service journalism for 115 years. Today, Meredith uses multiple distribution platforms — including broadcast television, print, digital, mobile and video — to provide consumers with content they desire and to deliver the messages of its advertising and marketing partners.

Meredith's Local Media Group includes 17 television stations reaching 11 percent of U.S. households. Meredith's portfolio is concentrated in large, fast-growing markets, with seven stations in the nation's Top 25 — including Atlanta, Phoenix, St. Louis and Portland — and 13 in Top 50 markets. Meredith's stations produce 700 hours of local news and entertainment content each week, and operate leading local digital destinations.

Meredith's National Media Group reaches more than 110 million unduplicated women every month, including more than 70 percent of U.S. Millennial women. Meredith is the leader in creating and distributing content across platforms in key consumer interest areas such as food, home, parenting and lifestyle through well-known brands such as Better Homes & Gardens, Allrecipes, Parents and Shape. Meredith also features robust brand licensing activities, including more than 3,000 SKUs of branded products at 5,000 Walmart stores across the U.S. and at walmart.com. Meredith Xcelerated Marketing is an award-winning, strategic and creative agency that provides fully integrated marketing solutions for many of the world’s top brands, including The Kraft Heinz Co., Benjamin Moore, Allergan, TGIFridays and WebMD.

-- # # # # --

Shareholder/Financial Analyst Contact:	Media Contact:
Mike Lovell	Art Slusark
Director of Investor Relations	Chief Communications Officer
Phone: (515) 284-3622	Phone: (515) 284-3404
E-mail: Mike.Lovell@meredith.com	E-mail: Art.Slusark@meredith.com

Meredith Corporation and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)

	Three Months		Twelve Months
Periods ended June 30,	2017	2016	2017	2016
(In thousands except per share data)
Revenues
Advertising	$230,388	$231,559	$934,153	$914,202
Circulation	90,164	93,454	321,959	328,599
All other	124,868	110,765	457,249	406,827
Total revenues	445,420	435,778	1,713,361	1,649,628
Operating expenses
Production, distribution, and editorial	154,224	150,890	602,985	611,872
Selling, general, and administrative	203,372	195,507	741,188	730,074
Depreciation and amortization	13,143	14,473	53,892	59,152
Impairment of goodwill and other long-lived assets	6,173	161,462	6,173	161,462
Merger termination fee net of merger-related costs	—	—	—	(43,541)
Total operating expenses	376,912	522,332	1,404,238	1,519,019
Income (loss) from operations	68,508	(86,554)	309,123	130,609
Interest expense, net	(4,780)	(4,720)	(18,789)	(20,402)
Earnings (loss) before income taxes	63,728	(91,274)	290,334	110,207
Income tax benefit (expense)	(20,359)	759	(101,406)	(76,270)
Net earnings (loss)	$43,369	$(90,515)	$188,928	$33,937

Basic earnings (loss) per share	$0.97	$(2.03)	$4.23	$0.76
Basic average shares outstanding	44,716	44,556	44,617	44,606

Diluted earnings (loss) per share	$0.95	$(2.03)	$4.16	$0.75
Diluted average shares outstanding	45,533	44,556	45,447	45,357

Dividends paid per share	$0.5200	$0.4950	$2.0300	$1.9050

Meredith Corporation and Subsidiaries
Segment Information (Unaudited)

	Three Months		Twelve Months
Periods ended June 30,	2017	2016	2017	2016
(In thousands)
Revenues
National media
Advertising	$135,095	$136,750	$520,134	$527,051
Circulation	90,164	93,454	321,959	328,599
Other revenues	67,952	64,410	241,107	245,533
Total national media	293,211	294,614	1,083,200	1,101,183
Local media
Non-political advertising	90,883	90,298	351,506	374,104
Political advertising	4,410	4,511	62,513	13,047
Other revenues	56,916	46,355	216,142	161,294
Total local media	152,209	141,164	630,161	548,445
Total revenues	$445,420	$435,778	$1,713,361	$1,649,628

Operating profit (loss)
National media	$34,359	$(108,860)	$146,541	$(17,693)
Local media	46,319	42,563	214,920	158,481
Unallocated corporate	(12,170)	(20,257)	(52,338)	(10,179)
Income (loss) from operations	$68,508	$(86,554)	$309,123	$130,609

Depreciation and amortization
National media	$4,191	$4,637	$17,555	$18,698
Local media	8,524	9,313	34,818	38,332
Unallocated corporate	428	523	1,519	2,122
Total depreciation and amortization	$13,143	$14,473	$53,892	$59,152

EBITDA [1]
National media	$38,550	$(104,223)	$164,096	$1,005
Local media	54,843	51,876	249,738	196,813
Unallocated corporate	(11,742)	(19,734)	(50,819)	(8,057)
Total EBITDA [1]	$81,651	$(72,081)	$363,015	$189,761

1 EBITDA is net earnings (loss) before interest, taxes, depreciation, and amortization.

Meredith Corporation and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

Assets	June 30, 2017	June 30, 2016
(In thousands)
Current assets
Cash and cash equivalents	$22,287	$24,970
Accounts receivable, net	289,052	273,927
Inventories	21,890	20,678
Current portion of subscription acquisition costs	144,896	133,338
Current portion of broadcast rights	7,853	4,220
Other current assets	19,275	24,023
Total current assets	505,253	481,156
Property, plant, and equipment	549,536	530,052
Less accumulated depreciation	(359,670)	(339,099)
Net property, plant, and equipment	189,866	190,953
Subscription acquisition costs	79,740	95,960
Broadcast rights	21,807	4,565
Other assets	69,616	57,151
Intangible assets, net	955,883	913,877
Goodwill	907,458	883,129
Total assets	$2,729,623	$2,626,791

Liabilities and Shareholders’ Equity
Current liabilities
Current portion of long-term debt	$62,500	$75,000
Current portion of long-term broadcast rights payable	9,206	4,649
Accounts payable	66,598	82,107
Accrued expenses and other liabilities	116,907	116,777
Current portion of unearned subscription revenues	204,459	199,359
Total current liabilities	459,670	477,892
Long-term debt	635,737	618,506
Long-term broadcast rights payable	22,454	5,524
Unearned subscription revenues	106,506	128,534
Deferred income taxes	384,726	336,346
Other noncurrent liabilities	124,558	170,946
Total liabilities	1,733,651	1,737,748
Shareholders’ equity
Common stock	39,433	39,272
Class B stock	5,119	5,284
Additional paid-in capital	54,726	54,282
Retained earnings	915,703	818,706
Accumulated other comprehensive loss	(19,009)	(28,501)
Total shareholders’ equity	995,972	889,043
Total liabilities and shareholders’ equity	$2,729,623	$2,626,791

Meredith Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

Years ended June 30,	2017	2016
(In thousands)
Net cash provided by operating activities	$219,346	$226,597

Cash flows from investing activities
Acquisitions of and investments in businesses	(84,400)	(8,186)
Additions to property, plant, and equipment	(34,785)	(25,035)
Proceeds from disposition of assets	1,500	1,767
Net cash used in investing activities	(117,685)	(31,454)

Cash flows from financing activities
Proceeds from issuance of long-term debt	380,000	167,500
Repayments of long-term debt	(374,375)	(267,500)
Dividends paid	(91,931)	(86,090)
Purchases of Company stock	(53,399)	(31,080)
Proceeds from common stock issued	38,061	20,879
Payment of acquisition related contingent consideration	(8,000)	(800)
Excess tax benefits from share-based payments	6,765	4,241
Other	(1,465)	(156)
Net cash used in financing activities	(104,344)	(193,006)
Net increase (decrease) in cash and cash equivalents	(2,683)	2,137
Cash and cash equivalents at beginning of year	24,970	22,833
Cash and cash equivalents at end of year	$22,287	$24,970

Table 1
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

Special Items - The following tables show results of operations excluding special items and as reported with the difference being the special items. Results of operations excluding special items are non-GAAP measures. Management’s rationale for presenting non-GAAP measures is included in the text of this earnings release.

Three months ended June 30, 2017	National Media	Local Media	Unallocated Corporate	Total
(In thousands except per share data)
Operating profit	$34,359	$46,319	$(12,170)	$68,508
Special items
Write-down of contingent consideration payable	(390)	—	—	(390)
Severance and related benefit costs	3,052	1,233	—	4,285
Write-down of impaired assets	7,194	—	—	7,194
Reversal of previously accrued restructuring costs	(1,536)	—	(387)	(1,923)
Total special items	8,320	1,233	(387)	9,166
Operating profit excluding special items (non-GAAP)	$42,679	$47,552	$(12,557)	$77,674

Diluted earnings per share				$0.95
Per share impact of special items				0.12
Earnings per share excluding special items (non-GAAP)				$1.07

Twelve months ended June 30, 2017	National Media	Local Media	Unallocated Corporate	Total
(In thousands except per share data)
Operating profit	$146,541	$214,920	$(52,338)	$309,123
Special items
Write-down of contingent consideration payable	(19,970)	—	—	(19,970)
Severance and related benefit costs	9,747	1,678	438	11,863
Write-down of impaired assets	7,194	1,678	—	8,872
Reversal of previously accrued restructuring costs	(1,536)	—	(387)	(1,923)
Other	397	—	—	397
Total special items	(4,168)	3,356	51	(761)
Operating profit excluding special items (non-GAAP)	$142,373	$218,276	$(52,287)	$308,362

Diluted earnings per share				$4.16
Per share impact of special items
Per share impact of the resolution of certain federal and state tax matters				(0.15)
Per share impact of special items of $761 ($468 after tax)				(0.01)
Total per share impact of special items				(0.16)
Earnings per share excluding special items (non-GAAP)				$4.00

Table 2
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

Special Items - The following tables show results of operations excluding special items and as reported with the difference being the special items. Results of operations excluding special items are non-GAAP measures. Management’s rationale for presenting non-GAAP measures is included in the text of this earnings release.

Three months ended June 30, 2016	National Media	Local Media	Unallocated Corporate	Total
(In thousands except per share data)
Operating profit (loss)	$(108,860)	$42,563	$(20,257)	$(86,554)
Special items
Write-down of impaired assets	155,823	—	5,639	161,462
Pension settlement charge	3,294	1,889	403	5,586
Severance and related benefit costs	2,032	360	—	2,392
Reversal of previously accrued restructuring costs	(643)	(1,021)	—	(1,664)
Total special items	160,506	1,228	6,042	167,776
Operating profit excluding special items (non-GAAP)	$51,646	$43,791	$(14,215)	$81,222

Diluted loss per share				$(2.03)
Per share impact of special items				3.11
Earnings per share excluding special items (non-GAAP)				$1.08

Twelve months ended June 30, 2016	National Media	Local Media	Unallocated Corporate	Total
(In thousands except per share data)
Operating profit (loss)	$(17,693)	$158,481	$(10,179)	$130,609
Special items
Write-down of impaired assets	155,823	—	5,639	161,462
Merger termination fee net of merger-related costs	—	—	(43,541)	(43,541)
Severance and related benefit costs	9,301	492	—	9,793
Pension settlement charge	3,294	1,889	403	5,586
Reversal of previously accrued restructuring costs	(1,157)	(2,091)	—	(3,248)
Other	601	—	—	601
Total special items	167,862	290	(37,499)	130,653
Operating profit excluding special items (non-GAAP)	$150,169	$158,771	$(47,678)	$261,262

Diluted earnings per share				$0.75
Per share impact of special items				2.55
Earnings per share excluding special items (non-GAAP)				$3.30

Table 3
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

EBITDA
Consolidated EBITDA, which is reconciled to net earnings in the following tables, is defined as net earnings before interest, taxes, depreciation, and amortization.
Segment EBITDA is a measure of segment earnings before depreciation and amortization.
Segment EBITDA margin is defined as segment EBITDA divided by segment revenues.

Adjusted EBITDA
Consolidated adjusted EBITDA, which is reconciled to net earnings in the following tables, is defined as net earnings before interest, taxes, depreciation, amortization, and special items.
Segment adjusted EBITDA is a measure of segment earnings before depreciation, amortization, and special items.
Segment adjusted EBITDA margin is defined as segment adjusted EBITDA divided by segment revenues.

Three months ended June 30, 2017	National Media	Local Media	Unallocated Corporate	Total
(In thousands)
Revenues	$293,211	$152,209	$—	$445,420

Net earnings				$43,369
Net interest expense				4,780
Income taxes				20,359
Operating profit	$34,359	$46,319	$(12,170)	68,508
Depreciation and amortization	4,191	8,524	428	13,143
EBITDA	38,550	54,843	(11,742)	81,651
Special items
Write-down of contingent consideration payable	(390)	—	—	(390)
Severance and related benefit costs	3,052	1,233	—	4,285
Write-down of impaired assets	7,194	—	—	7,194
Reversal of previously accrued restructuring costs	(1,536)	—	(387)	(1,923)
Total special items	8,320	1,233	(387)	9,166
Adjusted EBITDA	$46,870	$56,076	$(12,129)	$90,817

Segment EBITDA margin	13.1%	36.0%
Segment adjusted EBITDA margin	16.0%	36.8%

Table 3 continued

Twelve months ended June 30, 2017	National Media	Local Media	Unallocated Corporate	Total
(In thousands)
Revenues	$1,083,200	$630,161	$—	$1,713,361

Net earnings				$188,928
Net interest expense				18,789
Income taxes				101,406
Operating profit	$146,541	$214,920	$(52,338)	309,123
Depreciation and amortization	17,555	34,818	1,519	53,892
EBITDA	164,096	249,738	(50,819)	363,015
Special items
Write-down of contingent consideration payable	(19,970)	—	—	(19,970)
Severance and related benefit costs	9,747	1,678	438	11,863
Write-down of impaired assets	7,194	1,678	—	8,872
Reversal of previously accrued restructuring costs	(1,536)	—	(387)	(1,923)
Other	397	—	—	397
Total special items	(4,168)	3,356	51	(761)
Adjusted EBITDA	$159,928	$253,094	$(50,768)	$362,254

Segment EBITDA margin	15.1%	39.6%
Segment adjusted EBITDA margin	14.8%	40.2%

Table 4
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

EBITDA
Consolidated EBITDA, which is reconciled to net earnings (loss) in the following tables, is defined as net earnings (loss) before interest, taxes, depreciation, and amortization.
Segment EBITDA is a measure of segment earnings (loss) before depreciation and amortization.
Segment EBITDA margin is defined as segment EBITDA divided by segment revenues.

Adjusted EBITDA
Consolidated adjusted EBITDA, which is reconciled to net earnings (loss) in the following tables, is defined as net earnings (loss) before interest, taxes, depreciation, amortization, and special items.
Segment adjusted EBITDA is a measure of segment earnings (loss) before depreciation, amortization, and special items.
Segment adjusted EBITDA margin is defined as segment adjusted EBITDA divided by segment revenues.

Three months ended June 30, 2016	National Media	Local Media	Unallocated Corporate	Total
(In thousands)
Revenues	$294,614	$141,164	$—	$435,778

Net loss				$(90,515)
Net interest expense				4,720
Income taxes				(759)
Operating profit (loss)	$(108,860)	$42,563	$(20,257)	(86,554)
Depreciation and amortization	4,637	9,313	523	14,473
EBITDA	(104,223)	51,876	(19,734)	(72,081)
Special items
Write-down of impaired assets	155,823	—	5,639	161,462
Pension settlement charge	3,294	1,889	403	5,586
Severance and related benefit costs	2,032	360	—	2,392
Reversal of previously accrued restructuring costs	(643)	(1,021)	—	(1,664)
Total special items	160,506	1,228	6,042	167,776
Adjusted EBITDA	$56,283	$53,104	$(13,692)	$95,695

Segment EBITDA margin	(35.4)%	36.7%
Segment adjusted EBITDA margin	19.1%	37.6%

Table 4 continued

Twelve months ended June 30, 2016	National Media	Local Media	Unallocated Corporate	Total
(In thousands)
Revenues	$1,101,183	$548,445	$—	$1,649,628

Net earnings				$33,937
Net interest expense				20,402
Income taxes				76,270
Operating profit (loss)	$(17,693)	$158,481	$(10,179)	130,609
Depreciation and amortization	18,698	38,332	2,122	59,152
EBITDA	1,005	196,813	(8,057)	189,761
Special items
Write-down of impaired assets	155,823	—	5,639	161,462
Merger termination fee net of merger-related costs	—	—	(43,541)	(43,541)
Severance and related benefit costs	9,301	492	—	9,793
Pension settlement charge	3,294	1,889	403	5,586
Reversal of previously accrued restructuring costs	(1,157)	(2,091)	—	(3,248)
Other	601	—	—	601
Total special items	167,862	290	(37,499)	130,653
Adjusted EBITDA	$168,867	$197,103	$(45,556)	$320,414

Segment EBITDA margin	0.1%	35.9%
Segment adjusted EBITDA margin	15.3%	35.9%

Table 5
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

Special Items - The following table shows national media operating expenses excluding special items and as reported with the difference being the special items. National media operating expenses excluding special items is a non-GAAP measure. Management’s rationale for presenting non-GAAP measures is included in the text of this earnings release.

Year ended June 30,	2017	2016	Change
(In thousands)
National media operating expenses	$936,659	$1,118,876	(16)%
Special items
Write-down of contingent consideration payable	19,970	—
Severance and related benefit costs	(9,747)	(9,301)
Write-down of impaired assets	(7,194)	(155,823)
Pension settlement charge	—	(3,294)
Reversal of previously accrued restructuring costs	1,536	1,157
Other	(397)	(601)
Total special items	4,168	(167,862)
Operating expenses excluding special items (non-GAAP)	$940,827	$951,014	(1)%